Exhibit 99.02
Southern Company
Financial Highlights
(In Millions of Dollars Except Earnings Per Share)

	Three Months Ended March
	2011	2010
Consolidated Earnings–As Reported
(See Notes)
Traditional Operating Companies	$384	$481
Southern Power	38	15
Total	422	496
Parent Company and Other	0	(1)
Net Income–As Reported	$422	$495

Basic Earnings Per Share -	$0.50	$0.60

Average Shares Outstanding (in millions)	848	823
End of Period Shares Outstanding (in millions)	850	825

Notes
- For the three months ended March 31, 2011 and 2010, dilution does not change basic earnings per share by more than 1 cent and is not material.

- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments. Certain classifications may be different from final results published in the Form 10-Q.